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                                  EXHIBIT 99.1

                       Subscription Application (Revised)




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EXHIBIT 99.1



                             SUBSCRIPTION AGREEMENT





                             SUBSCRIPTION AGREEMENT
                                       AND
                           LETTER OF INVESTMENT INTENT




InPurple, Inc.
600 Anton Blvd.
11th Floor
Costa Mesa, CA



Gentlemen:



         The undersigned hereby tenders this subscription for the purchase of _______________ Shares of common stock of INPURPLE, INC., a Delaware corporation (the "Company") at a price of $5.00 per Share. A check or other form of payment payable to "INPURPLE, INC." in the amount of $_____________ in cash is also delivered herewith. The undersigned understands that a subscription for the Shares may be rejected for any reason and that, in the event that this subscription is rejected, the funds delivered herewith will be promptly returned, without interest thereon or deduction therefrom. By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.



         The undersigned acknowledges that the Company intends to conduct an offering (the "Offering") of 400,000 Shares at a price of $5.00 per Share (hereinafter "Share(s)"). As of the date of this Subscription, there are no commitments or agreements on the part of any investment banking firm or investor to purchase all or any part of the Shares to be sold in the Offering. The undersigned further acknowledges that the terms of the Offering, including the proposed offering price, may be changed at the discretion of the Company. Finally, the undersigned acknowledges that there can be no assurance that the Offering will be successfully completed.



         The undersigned represents and warrants that the undersigned is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Shares in the state set forth on the signature page hereof, and the Shares are being purchased by the undersigned in the undersigned's name solely for the undersigned's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.



         The undersigned, if other than an individual, makes the following representations:



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         (a) The undersigned was not organized for the specific purpose of acquiring the Shares; and



         (b) This Subscription Agreement and Letter of Investment Intent have been duly authorized by all necessary action on the part of the undersigned, have been duly executed by an authorized representative of the undersigned, and are legal, valid and binding obligations of the undersigned enforceable in accordance with their respective terms.



6.       Manner in Which Title is To Be Held.



Place an "X" in one space below:



(a) _____ Individual Ownership
(b) _____ Community Property
(c) _____ Joint Tenant with Right of Survivorship (both parties must sign)
(d) _____ Partnership
(e) _____ Tenants in Common
(f) _____ Corporation
(g) _____ Trust
(h) _____ Other (Describe):





           _______________________________________________________



7. My state of residence and the state I received the offer to invest and made the decision to invest in the Shares is: __________________




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                                   SIGNATURES



Executed this _____ day of ________________, 2001, at _________________________.




         Please print above the exact name(s) in which the Shares are to be held.



The undersigned hereby represents he has read this entire Subscription Agreement and Letter of Investment Intent as well as the Memorandum.




                                   INDIVIDUAL





                                             Address to Which Correspondence Should
                                             be Directed

_______________________________________      _____________________________________
Signature (Individual)                       Printed Name


                                             _____________________________________
                                             Street address


________________________________________     _____________________________________
Signature (All record holders should sign)   City, State and Zip Code

________________________________________     _____________________________________
Name(s) Typed or Printed                     Tax Identification or Social Security
                                             Number


                                             (        )
                                             -------------------------------------
                                             Telephone Number



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                CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY





                                             Address to Which Correspondence Should
                                             be Directed

Name of Entity


___________________________________          _____________________________________
Type of Entity (i.e., corporation,           Street Address
  partnership, etc.)


___________________________________          _____________________________________
State of Formation of Entity                 City, State and Zip Code


By:_______________________________________   _____________________________________
     *Signature                              Tax I.D. or Social Security Number


                                             (        )
Its:______________________________________   -------------------------------------
     Title                                   Telephone Number


__________________________________________
Name Typed or Printed



*If Shares are being subscribed for by an entity, the Certificate of Signatory must also be completed.



                            CERTIFICATE OF SIGNATORY



        TO BE COMPLETED IF SHARES ARE BEING SUBSCRIBED FOR BY AN ENTITY.



   I, _______________________________, am the _______________________________ of



(the "Entity").



         I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Letter of Investment Intent and to purchase and hold the Shares, and certify that the Subscription Agreement and Letter of Investment Intent have been duly and validly executed on behalf of the Entity and constitute legal and binding obligations of the Entity.



         IN WITNESS WHEREOF, I have hereto set my hand this ____ day of
________          2001.



______________________________________
Signature




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                                   ACCEPTANCE



This Subscription Agreement is accepted as of _________________________ , 2001.




                                                 INPURPLE, INC.,
                                                 a Delaware corporation




                                                 By:____________________________
                                                    Sean P. Lewis,
                                                    Chairman